UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

In February 2010, Jerry Yang, co-founder and Chief Yahoo of Yahoo! Inc. (“Yahoo!”), transferred three million shares of Yahoo! common stock to a blind trust managed by a third-party trustee who will have complete discretion as to when, and to what extent, the stock is to be sold or otherwise disposed. The trust, which was established in April 2009, is scheduled to terminate by December 31, 2010. The blind trust is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Yahoo!’s Rule 10b5-1 Trading Plan Policy.

In February 2010, David Filo, co-founder and Chief Yahoo, established a plan for the trading of Yahoo! common stock. Under the plan, Mr. Filo will sell up to two million shares of Yahoo! common stock in accordance with a prearranged trading schedule over a twelve-month period beginning in May 2010. The shares will be sold on the open market at prevailing market prices. This plan is intended to comply with Rule 10b5-1 under the Exchange Act, and Yahoo!’s Rule 10b5-1 Trading Plan policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ MICHAEL J. CALLAHAN
Name:	Michael J. Callahan
Title:	Executive Vice President, General Counsel and Secretary

Date: February 11, 2010